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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statements No. 333-62181 of Union Pacific Resources Group Inc. on Form S-3 and No. 333-22613 and No. 333-35641 of Union Pacific Resources Group, Inc. on Form S-8, of our report dated February 2, 2000 on the combined financial statements of Black Butte Coal Company, A Joint Venture, and R-K Leasing Company as of December 31, 1999 and December 26, 1998 and for the fiscal years then ended, included in this Annual Report on Form 10-K of Union Pacific Resources Group, Inc.

                                             /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 23, 2000